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[LANDAUER REAL ESTATE COUNSELORS LETTERHEAD]


CONSENT OF CONSULTANT
---------------------

We consent to the inclusion of any form (whether in paper or digital format, including any electronic media, such as CD-ROM or the Internet) of the Prospectus Supplement relating to the Morgan Stanley Capital I Inc., Commercial Pass-Through Certificates, Series 1997-LL1, of our market study and/or appraisal in full (including all assumptions and limiting conditions contained therein) with respect to the property or properties listed below (to be collectively referred to herein as the "Product"), and we consent to the reference to our firm under the caption "Experts" in such Prospectus Supplement.

1. Appraisal and/or Market Study of Westshore Mall, Holland, MI (Appraisal dated December 31, 1996)

2. Appraisal and/or Market Study of Mansion Grove Apartments, Santa Clara, CA (Appraisal dated April 30, 1997)

3. Appraisal and/or Market Study of Fashion Mall at Keystone at the Crossing, Indianapolis, IN (Appraisal dated March 31, 1997)

4.  Appraisal and/or Market Study of Westgate Mall (Appraisal as of September
    1997)

5.  Appraisal and/or Market Study of Yorktown Mall (Appraisal as of September
    1997)

6. Appraisal and/or Market Study of Arrowhead Towne Center (Appraisal as of September 1997)


                                              LANDAUER ASSOCIATES, INC.

                                              By:          /s/ Kevin D. Gray
                                                           -------------------
                                              Name:        Kevin D. Gray, CRE
                                              Title:       Managing Director
                                              Signed on:   September 3, 1997